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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in this second amendment to the Registration Statement on Form S-1 (File No. 333-93499) of our report dated December 5, 1999, except as to Note 11 which is as of December 31, 1999, relating to the financial statements of Alamosa PCS LLC (a development stage enterprise), which appear in such Registration Statement. We also consent to the references to us under the headings "Experts," "Summary Financial and Operating Data" and "Selected Financial Data" in such Registration Statement.





                                          PricewaterhouseCoopers LLP


Dallas, Texas
February 2, 2000